Exhibit 99

NextEra Energy, Inc. Media Line: 561-694-4442 April 23, 2019 FOR IMMEDIATE RELEASE

NextEra Energy reports first-quarter 2019 financial results

•	NextEra Energy delivers strong first-quarter financial and operational results

•	Florida Power & Light Company's continued investments in the business to further advance its customer value proposition result in approximately 8.3% growth in regulatory capital employed

•	Gulf Power Company integration continues; base retail operation and maintenance costs down nearly 5% year-over-year

•	NextEra Energy Resources adds nearly 1,000 megawatts of renewables projects to its backlog

JUNO BEACH, Fla. - NextEra Energy, Inc. (NYSE: NEE) today reported 2019 first-quarter net income attributable to NextEra Energy on a GAAP basis of $680 million, or $1.41 per share, compared to $4.43 billion, or $9.32 per share, for the first quarter of 2018. On an adjusted basis, NextEra Energy's 2019 first-quarter earnings were $1.06 billion, or $2.20 per share, compared to $929 million, or $1.96 per share, in the first quarter of 2018.

Adjusted earnings for these periods exclude the effects of transitional impacts of tax reform, including the impact on differential membership interests; non-qualifying hedges; NextEra Energy Partners, LP net investment gains; change in unrealized gains and losses on equity securities held in NextEra Energy Resources' nuclear decommissioning funds and other than temporary impairments (OTTI); operating results from the Spain solar projects; and acquisition-related expenses.

NextEra Energy's management uses adjusted earnings, which is a non-GAAP financial measure, internally for financial planning, analysis of performance, reporting of results to the board of directors and as an input in determining performance-based compensation under the company's employee incentive compensation plans. NextEra Energy also uses earnings expressed in this fashion when communicating its financial results and earnings outlook to analysts and investors. NextEra Energy's management believes that adjusted earnings provide a more meaningful representation of NextEra Energy's fundamental earnings power. A reconciliation of historical adjusted earnings to net income attributable to NextEra Energy, which is the most directly comparable GAAP measure, is included in the attachments to this news release.

"NextEra Energy delivered strong first-quarter results and is well-positioned to meet our overall objectives for the year," said Jim Robo, chairman and chief executive officer of NextEra Energy. "We grew adjusted earnings per share by approximately 12% year-over-year, reflecting excellent performance across our businesses. During the quarter, FPL successfully brought online the Okeechobee Clean Energy Center, which is among the cleanest, most fuel-efficient power plants of its kind in the world, on budget and ahead of schedule, and continued to execute one of the largest-ever solar expansions. The Gulf Power integration continues to advance well, and I am confident in our ability to execute our plan for the benefit of customers and shareholders. NextEra Energy Resources continues to capitalize on the best renewables development period in our history with the addition of nearly 1,000 megawatts to its contracted renewables backlog. Combined with the strength of our balance sheet and credit ratings, we continue to believe NextEra Energy is uniquely positioned to drive long-term shareholder value and remain as enthusiastic as ever about our future prospects. I will be disappointed if we are not able to deliver financial results at or near the top end of our 6% to 8% adjusted earnings per share compound annual growth rate range through 2021, off the 2018 base of $7.70 per share, plus the expected deal accretion from the Florida transactions."

Florida Power & Light Company
FPL, which serves more than 5 million customer accounts in Florida and is the largest rate-regulated electric utility in the United States as measured by retail electricity produced and sold, reported first-quarter 2019 net income of $588 million, or $1.22 per share, compared to $484 million, or $1.02 per share, for the prior-year quarter.

FPL's growth over the prior-year comparable quarter was primarily driven by continued investment in the business. FPL's capital expenditures were approximately $1.1 billion in the first quarter of 2019, and full-year capital investments are expected to be between $5.7 billion and $6.1 billion. Regulatory capital employed increased by approximately 8.3% year-over-year. During the first quarter of 2019, FPL's average number of customers increased by approximately 100,000 from the prior-year comparable quarter.

The approximately 1,750-megawatt (MW) Okeechobee Clean Energy Center entered service on budget and ahead of schedule at the end of the first quarter. The company also successfully completed construction on budget and on schedule of nearly 300 MW of cost-effective solar projects built under the Solar Base Rate Adjustment, or SoBRA, mechanism of FPL's settlement agreement.

FPL continues to identify smart capital investments in clean, efficient, modernized generation, as well as a stronger and smarter grid, to further enhance its already best-in-class customer value proposition of low bills, high reliability, award-winning customer service and a clean emissions profile. FPL's typical residential electric bill is nearly 30% below the national average and below the level it was in 2006.

During the quarter, FPL announced several opportunities to advance its "30-by-30" plan to install more than 30 million solar panels by 2030 and make the state of Florida a world leader in the production of solar energy. When this plan is completed, FPL expects to be the largest utility owner and operator of solar in America. Earlier this month, FPL filed its Ten Year Site Plan with the Florida Public Service Commission (PSC), which included plans for approximately 7,000 MW of additional cost-effective solar projects across Florida over the coming years. This includes the approximately 300 MW of projects that remain under the SoBRA mechanism of the settlement agreement, as well as the nearly 1,500 MW of SolarTogether community solar projects that, subject to PSC approval, FPL expects to construct over the next two years. Through the voluntary SolarTogether program, which would be the nation's largest community solar program, participating customers will subscribe to a portion of new solar power capacity and, in return, will receive credits that are expected to reduce their monthly bills over time.

FPL also announced its modernization plan to replace two existing natural gas steam units, totaling approximately 1,650 MW, with clean and renewable energy, including the world's largest solar-powered battery system. The 409-MW, 900-megawatt-hour Manatee Energy Storage Center is expected to increase the predictability of the existing co-located solar project, enabling FPL to more efficiently dispatch other power plants. The project is expected to enter service in 2021 and save customers more than $100 million, while eliminating more than 1 million tons of carbon dioxide emissions.

Gulf Power Company
Gulf Power, NextEra Energy's recently acquired rate-regulated electric utility subsidiary that serves more than 460,000 customers in eight counties throughout northwest Florida, reported first-quarter 2019 net income of $37 million, or $0.08 per share.

The Gulf Power integration continues to progress well, and the team is focused on successfully executing key systems and capital initiatives. Gulf Power has already begun to see significant benefits from a focus on operational cost effectiveness, with base retail operation and maintenance costs down nearly 5% year-over-year. Gulf Power's capital expenditures were approximately $100 million in the first quarter of 2019, and full-year capital investments are expected to be approximately $700 million. During the first quarter of 2019, Gulf Power's average number of customers was roughly flat to the comparable prior-year quarter as a result of continued impacts from Hurricane Michael in 2018.

During the quarter, Gulf Power filed a cost recovery petition for approximately $350 million in Hurricane Michael restoration costs. Subject to a review and prudence determination of final storm costs by the PSC, Gulf Power is proposing a surcharge equivalent to $8.00 per month on a 1,000-kilowatt-hour residential bill until the storm costs are fully recovered, which is expected to occur after approximately 60 months. Gulf Power believes that the proposed surcharge strikes an appropriate balance between ensuring timely cost recovery and mitigating customer bill impacts.

NextEra Energy Resources
NextEra Energy Resources, the competitive energy business of NextEra Energy, reported a first-quarter 2019 contribution to net income attributable to NextEra Energy on a GAAP basis of $301 million, or $0.63 per share, compared to $3.93 billion, or $8.26 per share, in the prior-year quarter. On an adjusted basis, NextEra Energy Resources' earnings for the first quarter of 2019 were $448 million, or $0.93 per share, compared to $395 million, or $0.83 per share, for the first quarter of 2018.

The NextEra Energy Resources team delivered another strong quarter of wind and solar origination, adding 953 MW to its backlog. Included in the backlog additions is the company's first co-located combined wind, solar and battery storage project, as NextEra Energy Resources further advances the next phase of renewables deployment that pairs low-cost wind and solar energy with a low-cost battery storage solution to provide a product that can be dispatched with enough certainty to meet customer needs for a nearly firm generation resource. In addition, the team added an approximately 110-MW solar-plus-storage build-own-transfer project not included in the backlog.

During the quarter, Seabrook Nuclear Power Plant received a 20-year license extension, allowing the plant to continue to offer the New England states attractively priced, carbon-free energy until at least 2050.

Corporate and Other
In the first quarter of 2019 on a GAAP basis, Corporate and Other earnings decreased $0.56 per share, compared to the prior-year quarter. On an adjusted basis, Corporate and Other earnings for the first quarter of 2019 decreased $0.14 per share, compared to the prior-year quarter.

During the quarter, NextEra Energy Transmission received Federal Energy Regulatory Commission approval to acquire Trans Bay Cable, a 53-mile, high-voltage, direct current underwater transmission cable system, which provides approximately 40% of San Francisco's daily electrical power needs. The acquisition is expected to close later this year, subject to customary closing conditions and the receipt of required approval from the California Public Utilities Commission.

Outlook
In 2019, NextEra Energy continues to expect adjusted earnings per share to be at or near the top of our previously disclosed compound annual growth rate of 6% to 8%, off the 2018 base of $7.70 per share. NextEra Energy also continues to expect 2020 adjusted earnings per share to be in a range of $8.70 to $9.20 and 2021 adjusted earnings per share to be in a range of $9.40 to $9.95. These ranges reflect the company's expected compound annual growth rate in adjusted earnings per share of 6% to 8%, off the 2018 base of $7.70 per share, plus accretion of $0.15 in 2020 and $0.20 in 2021 from the Florida acquisitions.

NextEra Energy's adjusted earnings expectations exclude the cumulative effect of adopting new accounting standards; the effects of non-qualifying hedges and unrealized gains and losses on equity securities held in NextEra Energy Resources' nuclear decommissioning funds and OTTI, none of which can be determined at this time. Adjusted earnings expectations also exclude the effects of transitional impacts of tax reform, including the impact on differential membership interests; NextEra Energy Partners, LP net investment gains; the operating results from the Spain solar projects; and acquisition-related expenses. In addition, adjusted earnings expectations assume, among other things, normal weather and operating conditions; continued recovery of the national and the Florida economy; supportive commodity markets; current forward curves; public policy support for wind and solar development and construction; market demand and transmission expansion to support wind and solar development; market demand for pipeline capacity; access to capital at reasonable cost and terms; no divestitures other than to NextEra Energy Partners, LP or acquisitions; no adverse litigation decisions; and no changes to governmental tax policy or incentives. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results.

As previously announced, NextEra Energy's first-quarter 2019 financial results conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be the first-quarter 2019 financial results for NextEra Energy Partners, LP (NYSE: NEP). The listen-only webcast will be available on NextEra Energy's website by accessing the following link: www.NextEraEnergy.com/FinancialResults. The news release and slides accompanying the presentation may be downloaded at
www.NextEraEnergy.com/FinancialResults, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the same link as listed above.

This news release should be read in conjunction with the attached unaudited financial information.

NextEra Energy, Inc.
NextEra Energy, Inc. (NYSE: NEE) is a leading clean energy company headquartered in Juno Beach, Florida. NextEra Energy owns two electric companies in Florida: Florida Power & Light Company, which serves more than 5 million customer accounts in Florida and is the largest rate-regulated electric utility in the United States as measured by retail electricity produced and sold; and Gulf Power Company, which serves more than 460,000 customers in eight counties throughout northwest Florida. NextEra Energy also owns a competitive energy business, NextEra Energy Resources, LLC, which, together with its affiliated entities, is the world's largest generator of renewable energy from the wind and sun and a world leader in battery storage. Through its subsidiaries, NextEra Energy generates clean, emissions-free electricity from eight commercial nuclear power units in Florida, New Hampshire, Iowa and Wisconsin. A Fortune 200 company and included in the S&P 100 index, NextEra Energy has been recognized often by third parties for its efforts in sustainability, corporate responsibility, ethics and compliance, and diversity. NextEra Energy is ranked No. 1 in the electric and gas utilities industry on Fortune's 2019 list of "World's Most Admired Companies" and ranked among the top 25 on Fortune's 2018 list of companies that "Change the World." For more information about NextEra Energy companies, visit these websites:
www.NextEraEnergy.com, www.FPL.com, www.GulfPower.com, www.NextEraEnergyResources.com.

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Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy, Inc. (NextEra Energy) and Florida Power & Light Company (FPL) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NextEra Energy's and FPL's control. Forward-looking statements in this news release include, among others, statements concerning adjusted earnings per share expectations and future operating performance, statements concerning future dividends, and results of acquisitions. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NextEra Energy and FPL and their business and financial condition are subject to risks and uncertainties that could cause their actual results to differ materially from those expressed or implied in the forward-looking statements, or may require them to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, the following: effects of extensive regulation of NextEra Energy's and FPL's business operations; inability of NextEra Energy and FPL to recover in a timely manner any significant amount of costs, a return on certain assets or a reasonable return on invested capital through base rates, cost recovery clauses, other regulatory mechanisms or otherwise; impact of political, regulatory and economic factors on regulatory decisions important to NextEra Energy and FPL; disallowance of cost recovery by FPL based on a finding of imprudent use of derivative instruments; effect of any reductions or modifications to, or elimination of, governmental incentives or policies that support utility scale renewable energy projects of NextEra Energy Resources, LLC and its affiliated entities (NextEra Energy Resources) or the imposition of additional tax laws, policies or assessments on renewable energy; impact of new or revised laws, regulations, interpretations or ballot and regulatory initiatives on NextEra Energy and FPL; capital expenditures, increased operating costs and various liabilities attributable to environmental laws, regulations and other standards applicable to NextEra Energy and FPL; effects on NextEra Energy and FPL of federal or state laws or regulations mandating new or additional limits on the production of greenhouse gas emissions; exposure of NextEra Energy and FPL to significant and increasing compliance costs and substantial monetary penalties and other sanctions as a result of extensive federal regulation of their operations and businesses; effect on NextEra Energy and FPL of changes in tax laws, guidance or policies as well as in judgments and estimates used to determine tax-related asset and liability amounts; impact on NextEra Energy and FPL of adverse results of litigation; effect on NextEra Energy and FPL of failure to proceed with projects under development or inability to complete the construction of (or capital improvements to) electric generation, transmission and distribution facilities, gas infrastructure facilities or other facilities on schedule or within budget; impact on development and operating activities of NextEra Energy and FPL resulting from risks related to project siting, financing, construction, permitting, governmental approvals and the negotiation of project development agreements; risks involved in the operation and maintenance of electric generation, transmission and distribution facilities, gas infrastructure facilities, retail gas distribution system in Florida and other facilities; effect on NextEra Energy and FPL of a lack of growth or slower growth in the number of customers or in customer usage; impact on NextEra Energy and FPL of severe weather and other weather conditions; threats of terrorism and catastrophic events that could result from terrorism, cyber attacks or other attempts to disrupt NextEra Energy's and FPL's business or the businesses of third parties; inability to obtain adequate insurance coverage for protection of NextEra Energy and FPL against significant losses and risk that insurance coverage does not provide protection against all significant losses; a prolonged period of low gas and oil prices could impact NextEra Energy Resources’ gas infrastructure business and cause NextEra Energy Resources to delay or cancel certain gas infrastructure projects and could result in certain projects becoming impaired; risk to NextEra Energy Resources of increased operating costs resulting from unfavorable supply costs necessary to provide NextEra Energy Resources' full energy and capacity requirement services; inability or failure by NextEra Energy Resources to manage properly or hedge effectively the commodity risk within its portfolio; effect of reductions in the liquidity of energy markets on NextEra Energy's ability to manage operational risks; effectiveness of NextEra Energy's and FPL's risk management tools associated with their hedging and trading procedures to protect against significant losses, including the effect of unforeseen price variances from historical behavior; impact of unavailability or disruption of power transmission or commodity transportation facilities on sale and delivery of power or natural gas by NextEra Energy, including FPL; exposure of NextEra Energy and FPL to credit and performance risk from customers, hedging counterparties and vendors; failure of NextEra Energy or FPL counterparties to perform under derivative contracts or of requirement for NextEra Energy or FPL to post margin cash collateral under derivative contracts; failure or breach of NextEra Energy's or FPL's information technology systems; risks to NextEra Energy and FPL's retail businesses from compromise of sensitive customer data; losses from volatility in the market values of derivative instruments and limited liquidity in OTC markets; impact of negative publicity; inability of NextEra Energy and FPL to maintain, negotiate or renegotiate acceptable franchise agreements with municipalities and counties in Florida; occurrence of work strikes or stoppages and increasing personnel costs; NextEra Energy's ability to successfully identify, complete and integrate acquisitions, including the effect of increased competition for acquisitions; the inability to realize the anticipated benefits of the Gulf Power Company acquisition; environmental, health and financial risks associated with NextEra Energy Resources’ and FPL's ownership and operation of nuclear generation facilities; liability of NextEra Energy and FPL for significant retrospective assessments and/or retrospective insurance premiums in the event of an incident at certain nuclear generation facilities; increased operating and capital expenditures and/or reduced revenues at nuclear generation facilities of NextEra Energy or FPL resulting from orders or new regulations of the Nuclear Regulatory Commission; inability to operate any of NextEra Energy Resources' or FPL's owned nuclear generation units through the end of their respective operating licenses or through expected shutdown; effect of disruptions, uncertainty or volatility in the credit and capital markets or actions by third parties in connection with project-specific or other financing arrangements on NextEra Energy's and FPL's ability to fund their liquidity and capital needs and meet their growth objectives; inability of NextEra Energy, FPL and NextEra Energy Capital Holdings, Inc. to maintain their current credit ratings; impairment of NextEra Energy's and FPL's liquidity from inability of credit providers to fund their credit commitments or to maintain their current credit ratings; poor market performance and other economic factors that could affect NextEra Energy's defined benefit pension plan's funded status; poor market performance and other risks to the asset values of NextEra Energy's and FPL's nuclear decommissioning funds; changes in market value and other risks to certain of NextEra Energy's investments; effect of inability of NextEra Energy subsidiaries to pay upstream dividends or repay funds to NextEra Energy or of NextEra Energy's performance under guarantees of subsidiary obligations on NextEra Energy's ability to meet its financial obligations and to pay dividends on its common stock; the fact that the amount and timing of dividends payable on NextEra Energy's common stock, as well as the dividend policy approved by NextEra Energy's board of directors from time to time, and changes to that policy, are within the sole discretion of

NextEra Energy's board of directors and, if declared and paid, dividends may be in amounts that are less than might be expected by shareholders; NEP’s inability to access sources of capital on commercially reasonable terms could have an effect on its ability to consummate future acquisitions and on the value of NextEra Energy’s limited partner interest in NextEra Energy Operating Partners, LP; and effects of disruptions, uncertainty or volatility in the credit and capital markets on the market price of NextEra Energy's common stock. NextEra Energy and FPL discuss these and other risks and uncertainties in their annual report on Form 10-K for the year ended December 31, 2018 and other SEC filings, and this news release should be read in conjunction with such SEC filings made through the date of this news release. The forward-looking statements made in this news release are made only as of the date of this news release and NextEra Energy and FPL undertake no obligation to update any forward-looking statements.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended March 31, 2019	FPL	Gulf Power	NEER	Corporate and Other(1)	NextEra Energy
Operating Revenues	$2,618	$328	$1,135	$(6)	$4,075
Operating Expenses (Income)
Fuel, purchased power and interchange	729	123	149	(34)	967
Other operations and maintenance	340	69	357	49	815
Acquisition-related	—	—	—	16	16
Depreciation and amortization	375	50	326	21	772
Losses (gains) on disposal of a business/assets - net	(1)	—	(27)	2	(26)
Taxes other than income taxes and other - net	318	29	59	(10)	396
Total operating expenses - net	1,761	271	864	44	2,940
Operating Income (Loss)	857	57	271	(50)	1,135
Other Income (Deductions)
Interest expense	(139)	(13)	(234)	(328)	(714)
Equity in earnings of equity method investees	—	—	16	—	16
Allowance for equity funds used during construction	24	—	—	2	26
Interest income	1	—	9	2	12
Gains on disposal of investments and other property - net	—	—	23	—	23
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds - net	—	—	117	—	117
Other net periodic benefit income	—	—	—	51	51
Other - net	1	—	9	4	14
Total other income (deductions) - net	(113)	(13)	(60)	(269)	(455)
Income (Loss) before Income Taxes	744	44	211	(319)	680
Income Tax Expense (Benefit)	156	7	(16)	(73)	74
Net Income (Loss)	588	37	227	(246)	606
Net Loss Attributable to Noncontrolling Interests	—	—	74	—	74
Net Income (Loss) Attributable to NextEra Energy, Inc.	$588	$37	$301	$(246)	$680
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$588	$37	$301	$(246)	$680
Adjustments - pretax:(2)
Net losses (gains) associated with non-qualifying hedges	—	—	224	259	483
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	—	(120)	—	(120)
Impact of income tax rate change on differential membership interests	—	—	30	—	30
NEP investment gains - net	—	—	48	—	48
Operating loss (income) of Spain solar projects	—	—	(1)	—	(1)
Acquisition-related	—	—	—	16	16
Less related income tax expense (benefit)	—	—	(34)	(42)	(76)
Adjusted Earnings (Loss)	$588	$37	$448	$(13)	$1,060
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$1.22	$0.08	$0.63	$(0.52)	$1.41
Adjustments - pretax:(2)
Net losses (gains) associated with non-qualifying hedges	—	—	0.46	0.54	1.00
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	—	(0.25)	—	(0.25)
Impact of income tax rate change on differential membership interests	—	—	0.06	—	0.06
NEP investment gains - net	—	—	0.10	—	0.10
Operating loss (income) of Spain solar projects	—	—	—	—	—
Acquisition-related	—	—	—	0.03	0.03
Less related income tax expense (benefit)	—	—	(0.07)	(0.08)	(0.15)
Adjusted Earnings (Loss) Per Share	$1.22	$0.08	$0.93	$(0.03)	$2.20
Weighted-average shares outstanding (assuming dilution)					482

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(1) Corporate & Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NEER’s subsidiaries. Residual corporate interest expense is included in Corporate & Other.

(2) After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
Net losses (gains) associated with non-qualifying hedges	$174	$0.34	$192	$0.40	$366	$0.74
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	$(84)	$(0.17)	$—	$—	$(84)	$(0.17)
Impact of income tax rate change on differential membership interests	$22	$0.05	$—	$—	$22	$0.05
NEP investment gains - net	$36	$0.08	$—	$—	$36	$0.08
Operating loss (income) of Spain solar projects	$(1)	$—	$—	$—	$(1)	$—
Acquisition-related	$—	$—	$41	$0.09	$41	$0.09

NextEra Energy, Inc.
Condensed Consolidated Statements of Income(1)
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended March 31, 2018	FPL	NEER	Corporate and Other(2)	NextEra Energy
Operating Revenues	$2,620	$1,241	$(4)	$3,857
Operating Expenses (Income)
Fuel, purchased power and interchange	712	138	(31)	819
Other operations and maintenance	347	375	49	771
Depreciation and amortization	546	292	18	856
Losses (gains) on disposal of a business/assets - net	(1)	(16)	3	(14)
Taxes other than income taxes and other - net	309	54	3	366
Total operating expenses - net	1,913	843	42	2,798
Operating Income (Loss)	707	398	(46)	1,059
Other Income (Deductions)
Interest expense	(133)	(86)	(7)	(226)
Equity in earnings of equity method investees	—	176	21	197
Allowance for equity funds used during construction	21	—	1	22
Interest income	1	16	1	18
Gain on NEP deconsolidation	—	3,927	—	3,927
Gains on disposal of investments and other property - net	—	50	—	50
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds - net	—	(20)	—	(20)
Other net periodic benefit income	—	—	51	51
Other - net	—	8	(2)	6
Total other income (deductions) - net	(111)	4,071	65	4,025
Income (Loss) before Income Taxes	596	4,469	19	5,084
Income Tax Expense (Benefit)	112	1,137	1	1,250
Net Income (Loss)	484	3,332	18	3,834
Net Loss Attributable to Noncontrolling Interests	—	597	—	597
Net Income (Loss) Attributable to NextEra Energy, Inc.	$484	$3,929	$18	$4,431
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$484	$3,929	$18	$4,431
Adjustments - pretax:(3)
Net losses (gains) associated with non-qualifying hedges	—	(125)	1	(124)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	18	—	18
Tax reform-related	—	(624)	5	(619)
NEP investment gains - net	—	(3,893)	—	(3,893)
Operating loss (income) of Spain solar projects	—	6	—	6
Less related income tax expense (benefit)	—	1,084	26	1,110
Adjusted Earnings (Loss)	$484	$395	$50	$929
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)(4)	$1.02	$8.26	$0.04	$9.32
Adjustments - pretax:(3)
Net losses (gains) associated with non-qualifying hedges	—	(0.26)	—	(0.26)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	0.04	—	0.04
Tax reform-related	—	(1.30)	0.01	(1.29)
NEP investment gains - net	—	(8.21)	—	(8.21)
Operating loss (income) of Spain solar projects	—	0.01	—	0.01
Less related income tax expense (benefit)	—	2.29	0.06	2.35
Adjusted Earnings (Loss) Per Share	$1.02	$0.83	$0.11	$1.96
Weighted-average shares outstanding (assuming dilution)				474

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(1) Amounts have been retrospectively adjusted for an accounting standards update related to leases.
(2) Corporate & Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NEER’s subsidiaries. Residual corporate interest expense is included in Corporate & Other.

(3) After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
Net losses (gains) associated with non-qualifying hedges	$(93)	$(0.21)	$5	$0.01	$(88)	$(0.20)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	$13	$0.03	$(2)	$—	$11	$0.03
Tax reform-related	$(467)	$(0.96)	$2	$—	$(465)	$(0.96)
NEP investment gains - net	$(2,993)	$(6.30)	$27	$0.06	$(2,966)	$(6.24)
Operating loss (income) of Spain solar projects	$6	$0.01	$—	$—	$6	$0.01

(4) Adjusted for the impact of dilutive securities at NEP.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions) (unaudited)			Preliminary
March 31, 2019	FPL	Gulf Power	NEER	Corporate and Other(1)	NextEra Energy
Property, Plant and Equipment
Electric plant in service and other property	$51,536	$5,436	$31,045	$1,089	$89,106
Nuclear fuel	1,262	—	592	—	1,854
Construction work in progress	2,543	276	4,028	351	7,198
Accumulated depreciation and amortization	(13,135)	(1,588)	(8,455)	(186)	(23,364)
Total property, plant and equipment - net	42,206	4,124	27,210	1,254	74,794
Current Assets
Cash and cash equivalents	77	50	308	537	972
Customer receivables, net of allowances	993	139	1,038	21	2,191
Other receivables	326	18	529	(90)	783
Materials, supplies and fossil fuel inventory	690	160	560	—	1,410
Regulatory assets	399	69	—	(18)	450
Derivatives	5	—	469	—	474
Assets held for sale	—	—	1,334	—	1,334
Other	161	37	409	1	608
Total current assets	2,651	473	4,647	451	8,222
Other Assets
Special use funds	4,367	—	1,993	—	6,360
Investment in equity method investees	—	—	6,735	—	6,735
Prepaid benefit costs	1,425	2	—	(132)	1,295
Regulatory assets	2,827	594	9	330	3,760
Derivatives	—	—	1,316	23	1,339
Goodwill	302	—	589	2,597	3,488
Other	546	185	2,027	278	3,036
Total other assets	9,467	781	12,669	3,096	26,013
Total Assets	$54,324	$5,378	$44,526	$4,801	$109,029
Capitalization
Common stock	$1,373	$678	$—	$(2,046)	$5
Additional paid-in capital	10,852	917	11,186	(12,440)	10,515
Retained earnings	9,628	302	17,511	(3,522)	23,919
Accumulated other comprehensive loss	—	(1)	(84)	(128)	(213)
Total common shareholders' equity	21,853	1,896	28,613	(18,136)	34,226
Noncontrolling interests	—	—	3,583	31	3,614
Total equity	21,853	1,896	32,196	(18,105)	37,840
Redeemable noncontrolling interests	—	—	71	—	71
Long-term debt	12,323	1,361	3,189	13,010	29,883
Total capitalization	34,176	3,257	35,456	(5,095)	67,794
Current Liabilities
Commercial paper	396	—	—	1,905	2,301
Other short-term debt	—	—	—	5,415	5,415
Current portion of long-term debt	56	—	538	2,020	2,614
Accounts payable	698	214	1,547	(61)	2,398
Customer deposits	446	34	4	—	484
Accrued interest and taxes	467	34	103	15	619
Derivatives	12	5	264	393	674
Accrued construction-related expenditures	338	32	332	7	709
Regulatory liabilities	293	30	2	12	337
Liabilities associated with assets held for sale	—	—	1,180	—	1,180
Other	418	178	433	166	1,195
Total current liabilities	3,124	527	4,403	9,872	17,926
Other Liabilities and Deferred Credits
Asset retirement obligations	2,223	121	1,006	—	3,350
Deferred income taxes	5,298	625	2,650	(523)	8,050
Regulatory liabilities	9,026	585	—	123	9,734
Derivatives	7	—	409	200	616
Other	470	263	602	224	1,559
Total other liabilities and deferred credits	17,024	1,594	4,667	24	23,309
Commitments and Contingencies
Total Capitalization and Liabilities	$54,324	$5,378	$44,526	$4,801	$109,029
————————————
(1) Corporate & Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NEER’s subsidiaries. Residual corporate interest expense is included in Corporate & Other.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets		Preliminary
(millions)
(unaudited)
December 31, 2018	FPL	NEER	Corporate and Other(1)	NextEra Energy
Property, Plant and Equipment
Electric plant in service and other property	$49,640	$31,273	$1,073	$81,986
Nuclear fuel	1,189	551	—	1,740
Construction work in progress	3,888	4,239	230	8,357
Accumulated depreciation and amortization	(13,218)	(8,364)	(167)	(21,749)
Total property, plant and equipment - net	41,499	27,699	1,136	70,334
Current Assets
Cash and cash equivalents	112	332	194	638
Customer receivables, net of allowances	1,026	1,259	17	2,302
Other receivables	284	454	(71)	667
Materials, supplies and fossil fuel inventory	670	553	—	1,223
Regulatory assets	447	—	1	448
Derivatives	—	563	1	564
Other	239	307	5	551
Total current assets	2,778	3,468	147	6,393
Other Assets
Special use funds	4,056	1,830	—	5,886
Investment in equity method investees	—	6,494	254	6,748
Prepaid benefit costs	1,407	—	(123)	1,284
Regulatory assets	2,843	9	438	3,290
Derivatives	—	1,326	29	1,355
Goodwill	302	587	2	891
Other	599	2,117	4,805	7,521
Total other assets	9,207	12,363	5,405	26,975
Total Assets	$53,484	$43,530	$6,688	$103,702
Capitalization
Common stock	$1,373	$—	$(1,368)	$5
Additional paid-in capital	10,601	9,598	(9,709)	10,490
Retained earnings	9,040	17,212	(2,415)	23,837
Accumulated other comprehensive loss	—	(113)	(75)	(188)
Total common shareholders' equity	21,014	26,697	(13,567)	34,144
Noncontrolling interests	—	3,269	—	3,269
Total equity	21,014	29,966	(13,567)	37,413
Redeemable noncontrolling interests	—	468	—	468
Long-term debt	11,688	4,100	10,994	26,782
Total capitalization	32,702	34,534	(2,573)	64,663
Current Liabilities
Commercial paper	1,256	—	1,493	2,749
Other short-term debt	—	—	5,465	5,465
Current portion of long-term debt	95	602	2,019	2,716
Accounts payable	731	1,675	(20)	2,386
Customer deposits	442	3	—	445
Accrued interest and taxes	376	212	(111)	477
Derivatives	32	391	252	675
Accrued construction-related expenditures	323	865	7	1,195
Regulatory liabilities	310	3	12	325
Other	511	536	83	1,130
Total current liabilities	4,076	4,287	9,200	17,563
Other Liabilities and Deferred Credits
Asset retirement obligations	2,147	988	—	3,135
Deferred income taxes	5,165	2,590	(388)	7,367
Regulatory liabilities	8,886	—	123	9,009
Derivatives	9	416	91	516
Other	499	715	235	1,449
Total other liabilities and deferred credits	16,706	4,709	61	21,476
Commitments and Contingencies
Total Capitalization and Liabilities	$53,484	$43,530	$6,688	$103,702
————————————
(1) Corporate & Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NEER’s subsidiaries. Residual corporate interest expense is included in Corporate & Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Three Months Ended March 31, 2019	FPL	Gulf Power	NEER	Corporate and Other(1)	NextEra Energy
Cash Flows From Operating Activities
Net income (loss)	$588	$37	$227	$(246)	$606
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	375	50	326	21	772
Nuclear fuel and other amortization	45	14	26	5	90
Unrealized losses (gains) on marked to market derivative contracts - net	—	—	127	259	386
Foreign currency transaction losses (gains)	—	—	—	(5)	(5)
Deferred income taxes	203	16	166	(165)	220
Cost recovery clauses and franchise fees	(27)	(14)	—	—	(41)
Equity in earnings of equity method investees	—	—	(16)	—	(16)
Distributions of earnings from equity method investees	—	—	84	—	84
Losses (gains) on disposal of a business, assets and investments - net	(1)	—	(50)	2	(49)
Other - net	11	(6)	(126)	9	(112)
Changes in operating assets and liabilities:
Current assets	(35)	(50)	184	184	283
Noncurrent assets	(19)	(22)	(48)	(34)	(123)
Current liabilities	31	19	(520)	(44)	(514)
Noncurrent liabilities	(35)	21	15	15	16
Net cash provided by operating activities	1,136	65	395	1	1,597
Cash Flows From Investing Activities
Capital expenditures of FPL	(1,104)	—	—	—	(1,104)
Acquisition and capital expenditures of Gulf Power	—	(95)	—	(4,456)	(4,551)
Independent power and other investments of NEER	—	—	(1,143)	—	(1,143)
Nuclear fuel purchases	(36)	—	(61)	—	(97)
Other capital expenditures and other investments	—	—	—	(134)	(134)
Proceeds from sale or maturity of securities in special use funds and other investments	562	—	351	53	966
Purchases of securities in special use funds and other investments	(596)	—	(359)	(64)	(1,019)
Other - net	1	—	104	32	137
Net cash used in investing activities	(1,173)	(95)	(1,108)	(4,569)	(6,945)
Cash Flows From Financing Activities
Issuances of long-term debt	643	75	6	2,044	2,768
Retirements of long-term debt	(39)	—	(124)	(3)	(166)
Net change in commercial paper	(860)	—	—	412	(448)
Repayments of other short-term debt	—	—	—	(50)	(50)
Payments to related parties under a cash sweep and credit support agreement – net	—	—	(24)	—	(24)
Issuances of common stock - net	—	—	—	20	20
Dividends on common stock	—	—	—	(598)	(598)
Dividends & capital distributions from (to) parent - net	250	9	1,068	(1,327)	—
Other - net	(12)	—	(12)	(51)	(75)
Net cash provided by (used in) financing activities	(18)	84	914	447	1,427
Effects of currency translation on cash, cash equivalents and restricted cash	—	—	9	—	9
Net increase (decrease) in cash, cash equivalents and restricted cash	(55)	54	210	(4,121)	(3,912)
Cash, cash equivalents and restricted cash at beginning of period	254	—	341	4,658	5,253
Cash, cash equivalents and restricted cash at end of period	$199	$54	$551	$537	$1,341
————————————
(1) Corporate & Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NEER’s subsidiaries. Residual corporate interest expense is included in Corporate & Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows(1)
(millions)
(unaudited)

Preliminary
Three Months Ended March 31, 2018	FPL	NEER	Corporate and Other(1)	NextEra Energy
Cash Flows From Operating Activities
Net income	$484	$3,332	$18	$3,834
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	546	292	18	856
Nuclear fuel and other amortization	41	25	3	69
Unrealized losses (gains) on marked to market derivative contracts - net	—	(157)	(36)	(193)
Foreign currency transaction losses (gains)	—	—	38	38
Deferred income taxes	265	1,192	(187)	1,270
Cost recovery clauses and franchise fees	(47)	—	—	(47)
Equity in earnings of equity method investees	—	(176)	(21)	(197)
Distributions of earnings from equity method investees	—	71	13	84
Losses (gains) on disposal of a business, assets and investments - net	(1)	(66)	3	(64)
Gain on NEP deconsolidation	—	(3,927)	—	(3,927)
Other - net	(58)	17	5	(36)
Changes in operating assets and liabilities:
Current assets	(51)	90	204	243
Noncurrent assets	(20)	9	(11)	(22)
Current liabilities	(513)	(264)	182	(595)
Noncurrent liabilities	(56)	26	8	(22)
Net cash provided by operating activities	590	464	237	1,291
Cash Flows From Investing Activities
Capital expenditures of FPL	(1,166)	—	—	(1,166)
Independent power and other investments of NEER	—	(2,300)	—	(2,300)
Nuclear fuel purchases	(37)	(72)	(1)	(110)
Other capital expenditures and other investments	—	—	(12)	(12)
Proceeds from sale or maturity of securities in special use funds and other investments	430	448	41	919
Purchases of securities in special use funds and other investments	(534)	(457)	(48)	(1,039)
Other - net	19	10	12	41
Net cash used in investing activities	(1,288)	(2,371)	(8)	(3,667)
Cash Flows From Financing Activities
Issuances of long-term debt	1,000	—	804	1,804
Retirements of long-term debt	(787)	(150)	(5)	(942)
Net change in commercial paper	(126)	—	1,403	1,277
Repayments of other short-term debt	(250)	—	—	(250)
Issuances of common stock - net	—	—	7	7
Dividends on common stock	—	—	(523)	(523)
Dividends & capital distributions from (to) parent - net	850	1,768	(2,618)	—
Other - net	(21)	(6)	(36)	(63)
Net cash provided by (used in) financing activities	666	1,612	(968)	1,310
Effects of currency translation on cash, cash equivalents and restricted cash	—	(9)	—	(9)
Net increase (decrease) in cash, cash equivalents and restricted cash	(32)	(304)	(739)	(1,075)
Cash, cash equivalents and restricted cash at beginning of period	174	871	938	1,983
Cash, cash equivalents and restricted cash at end of period	$142	$567	$199	$908
————————————
(1) Amounts have been retrospectively adjusted for an accounting standard update related to leases.
(2) Corporate & Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NEER’s subsidiaries. Residual corporate interest expense is included in Corporate & Other.

NextEra Energy, Inc.
Earnings Per Share Contributions
(assuming dilution)
(unaudited)

Preliminary
First Quarter
2018 Earnings Per Share Attributable to NextEra Energy, Inc.	$9.32

FPL - 2018 Earnings Per Share	$1.02
New investment growth	0.09
Deferred tax impact	0.02
Allowance for funds used during construction	0.01
Regulated gas	0.01
Other and share dilution	0.07
FPL - 2019 Earnings Per Share	$1.22

Gulf Power - 2018 Earnings Per Share	$—
Post acquisition contribution	0.08
Gulf Power - 2019 Earnings Per Share	$0.08

NEER - 2018 Earnings Per Share Attributable to NextEra Energy, Inc.	$8.26
New investments	0.08
Existing assets	(0.10)
Gas infrastructure	0.03
Customer supply and proprietary power & gas trading	0.06
Asset sales	(0.06)
Non-qualifying hedges impact	(0.55)
Tax reform-related, including the impact of income tax rate change on differential membership interests	(1.01)
NEP investment gains - net (see related tax effects in Corporate and Other below)	(6.39)
Spain operating results	0.01
Change in unrealized gains (losses) on securities held in NEER's nuclear decommissioning funds and OTTI - net	0.20
Interest and corporate general and administrative expenses	0.01
Other, including income taxes and share dilution	0.09
NEER - 2019 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.63

Corporate and Other - 2018 Earnings (Loss) Per Share	$0.04
Non-qualifying hedges impact	(0.39)
NEP investment gains - net	0.06
Acquisition-related	(0.09)
Other, primarily interest expense and share dilution	(0.14)
Corporate and Other - 2019 Earnings (Loss) Per Share	$(0.52)

2019 Earnings Per Share Attributable to NextEra Energy, Inc.	$1.41

Amounts have been retrospectively adjusted for an accounting standards update related to leases.

Corporate & Other represents other business activities, eliminating entries and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NEER’s subsidiaries. Residual corporate interest expense is included in Corporate & Other.